EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-132775) of International Securities Exchange Holdings, Inc.,

(2)	Registration Statement (Form S-8 No. 333-123200) pertaining to International Securities Exchange, Inc. Stock Option Plan; International Securities Exchange, Inc. Stock Purchase Plan; and International Securities Exchange, Inc. Omnibus Stock Plan

of our reports dated February 26, 2007, with respect to the consolidated financial statements of International Securities Exchange Holdings, Inc., International Securities Exchange Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of International Securities Exchange Holdings, Inc., incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2006.

s/ Ernst & Young LLP

New York, New York

February 28, 2007